Alliance Premier Growth Institutional Fund
Exhibit 77C



77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of Alliance Premier Growth Institutional Fund was held on January 4, 2001. A description of each proposal and number of shares voted at the meeting are as follows:



Shares Voted For

Shares Voted
Against
Shares Abstained
Change fundamental policy
to allow Fund to engage in
securities lending.

17,176,945
95,193
66,199
Change fundamental policy
relating to
diversification.

17,175,391
100,487
62,459
Change fundamental policy
relating to investment in
non-U.S. companies.

17,172,867
97,108
68,362





Alliance Quasar Institutional Fund
Exhibit 77C



77C - Matters submitted to a vote of security holders


A Special Meeting of Shareholders of Alliance Quasar Institutional Fund was held on January 4, 2001. A description of each proposal and number of shares voted at the meeting are as follows:



Shares Voted For

Shares Voted
Against
Shares Abstained
Change fundamental policy
to allow Fund to engage in
securities lending.

1,072,009
0
0
Change fundamental policy
relating to commodities.

1,072,009
0
0
Change fundamental policy
relating to investment in
illiquid securities.

1,072,009
0
0